UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2018 (October 15, 2018)

WARRIOR MET COAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38061 (Commission File Number)	81-0706839 (I.R.S Employer Identification No.)
16243 Highway 216 Brookwood, Alabama (Address of principal executive offices)		35444 (Zip Code)
Registrant's telephone number, including area code: (205) 554-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Warrior Met Coal, Inc. (the “Company”) has entered into that certain Amended and Restated Asset-Based Revolving Credit Agreement, dated as of October 15, 2018 (the “Amended and Restated Credit Agreement”), by and among the Company and certain of its subsidiaries, as borrowers, the guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent (the “Agent”), the other lenders and L/C issuers party thereto and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as joint lead arrangers and joint book runners, which amends and restates in its entirety that certain Asset-Based Revolving Credit Agreement, dated as of April 1, 2016, among the Company and certain of its subsidiaries, as borrowers, the guarantors party thereto, the Agent, and the other lenders and L/C issuers party thereto. The Amended and Restated Credit Agreement, among other things, (i) increases the aggregate commitments available to be borrowed under the credit facility by $25.0 million to $125.0 million; (ii) extends the maturity date of the credit facility to October 15, 2023; (iii) decreases the applicable interest rate margins with respect to the loans and the applicable fees in connection with the issuance of letters of credit; and (iv) amends certain covenants and other term and provisions.

Certain lenders party to the Amended and Restated Credit Agreement and/or their respective affiliates have performed, and may in the future perform, various underwriting, commercial banking, investment banking and other financial advisory services for the Company, for which they have received, and will receive, customary fees and expenses.

A copy of the Company’s press release announcing the entry into the Amended and Restated Credit Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Exhibit Description

10.1
Amended and Restated Asset-Based Revolving Credit Agreement, dated as of October 15, 2018, among Warrior Met Coal, Inc. and certain of its subsidiaries, as borrowers, the guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, each lender and letter of credit issuer party thereto and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as joint lead arrangers and joint book runners.

99.1	Press Release, dated October 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: October 16, 2018	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer

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